Apollo Group, Inc. News Release
APOLLO GROUP, INC. REPORTS FISCAL 2008 SECOND QUARTER FINANCIAL
RESULTS
▪    Revenue increases approximately 14% year-over-year
▪    Total Degreed Enrollment increases 10.7% year-over-year
Phoenix, Arizona, March 27, 2008 — Apollo Group, Inc. (Nasdaq: APOL) (“Apollo Group” or “the Company”) today reported unaudited financial results for the second quarter of fiscal 2008, which ended February 29, 2008.
Unaudited Second Quarter of Fiscal 2008 Results of Operations
Consolidated revenues for the three months ended February 29, 2008, totaled $693.6 million, which represents a 13.9% increase over the second quarter of fiscal 2007. Total Degreed Enrollment grew by 10.7% year-over-year to 330,200.
The Company reported a net loss for the three months ended February 29, 2008, of $32.0 million, or $0.19 per share (168.0 million weighted average diluted shares outstanding), compared to net income of $60.3 million, or $0.35 per share (174.6 million weighted average diluted shares outstanding) for the three months ended February 28, 2007. Included in the 2008 results is a pre-tax charge of $168.4 million which represents an accrual for estimated damages stemming from the securities class action lawsuit. The actual amount of damages will not be known until all court proceedings, including post trial motions and any appeals, have been completed. However, for financial reporting purposes, the Company has estimated damages and associated expenses in the range of $120.5 million to $216.4 million and has accrued for the mid-point of the range.
Before giving effect to the litigation charge in the second quarter of fiscal 2008, and to special items related to the stock option investigation and restatement costs of $5.7 million and share-based compensation of $12.1 million that was associated with stock option modifications in the second quarter of fiscal 2007, net income was $70.3 million, or $0.41 per share (170.5 million weighted average diluted shares outstanding) in the second quarter of fiscal 2008, as compared to net income of $71.2 million, or $0.41 per share (174.6 million weighted average diluted shares outstanding) in the second quarter of fiscal 2007. Excluding the litigation charge of $168.4 million and share-based compensation expense of $20.1 million in the second quarter of fiscal 2008 and share-based compensation expense and special items of $27.4 million in the second quarter of fiscal 2007, net income would have been $82.6 million, or $0.48 per share (170.5 million weighted average diluted shares outstanding) in the second quarter of fiscal 2008, as compared to net income of $77.0 million, or $0.44 per share (174.6 million weighted average diluted shares outstanding) in the second quarter of fiscal 2007. (See the reconciliation of Generally Accepted Accounting Principles (“GAAP”) financial information to non-GAAP financial information in the tables section of this press release.)
“We reported solid revenue and enrollment growth in the second quarter, and continue to invest for the long-term success of the Company. The demand for high-quality and accessible education continues, and we believe our academic system and technology positions us well to meet this demand,” said Brian

Mueller, President of Apollo Group. “During the second quarter, we successfully integrated Aptimus into our organization and we are very pleased with both their technology and their talented personnel. Having this marketing expertise in-house will enable us to continue to innovate and enhance our branding and recruiting efforts more effectively. We also announced our first Apollo Global transaction during the quarter, and we look forward to leveraging our strengths in the international arena.”
Mr. Mueller concluded, “Apollo Group continues to focus on delivering the highest quality educational programs and services to our students. Our goal is to positively impact our students’ lives while also creating value for our shareholders. We remain committed to our long-term goals of mid-to-high single-digit revenue growth and low double-digit operating profit and free cash flow growth.”
Instructional costs and services increased by $33.3 million, or 11.3%, to $327.7 million for the three months ended February 29, 2008, from the three months ended February 28, 2007. As a percentage of net revenue, instructional costs and services declined to 47.2% versus 48.4% in the prior year quarter, primarily as a result of decreases as a percentage of net revenue, in classroom lease expenses and depreciation, other instructional costs and bad debt expense. These decreases were partially offset by an increase, as a percentage of net revenue, in financial aid processing costs and share-based compensation expense.
The 60 basis point year-over-year decline in other instructional costs, as a percentage of net revenue, was due largely to lower negotiated contract costs from third-party vendors, partially offset by continued investments in Insight Schools. The increase in financial aid processing costs is primarily due to increased processing volume.
With respect to bad debt expense, as previously reported, during the first quarter of fiscal 2008, the Company reviewed the components of bad debt expense and identified certain items that should have been classified as discounts or refunds (reduction of tuition revenue) rather than bad debt expense. No reclassification was made for prior periods as the amounts were not material to prior period financial statements and had no effect on reported net income. Had the Company reclassified these items in the second quarter of fiscal 2007, the amounts reported for net revenue, and bad debt expense would have been $5.2 million lower. On a comparable basis, bad debt expense as a percentage of net revenue, increased approximately 30 basis points from 3.5% in the second quarter of fiscal 2007 to 3.8% in the second quarter of fiscal 2008, yet declined from 4.2% in the previous quarter. The year-over-year increase is primarily due to the continuing trend of having a higher percentage of students enrolled in associate’s degree programs.
Selling and promotional expenses increased by $34.8 million, or 20.9%, to $201.7 million for the three months ended February 29, 2008, from the three months ended February 28, 2007. As a percentage of net revenue, selling and promotional expenses increased to 29.1%, from 27.4% in the prior year’s quarter. This was largely a result of an increase, as a percentage of net revenue, in enrollment counselors’ compensation and related expenses and other selling and promotional expenses. Included in other selling and promotional costs are expenses related to Aptimus which the Company acquired in the first quarter of 2008. Advertising costs as a percentage of net revenue, declined slightly as a percentage of net revenue.
General and administrative (“G&A”) expenses for the three months ended February 29, 2008, were $55.0 million, essentially flat versus the prior year’s quarter. As reported, G&A, as a percentage of net revenue, declined to 7.9% in the second quarter of 2008, versus 9.1% in the comparable period a year ago. Excluding special items in the second quarter of fiscal 2007, primarily related to the stock option investigation and restatement costs of $5.7 million and share-based compensation related to a stock option modification of $12.1 million, G&A expenses were $37.8 million, or 6.2% of net revenue, for the three months ended February 28, 2007. The increase to 7.9%, as a percentage of net revenue, in the second quarter of 2008, is mainly attributable to increases as a percentage of net revenue, in salary and related payroll costs due to higher employee headcount.
Financial and Operating Metrics
Below are Apollo Group’s unaudited financial data and operating metrics for the second quarter of fiscal 2008. Note that for the quarter ended November 30, 2007, the Company previously reported New Degreed Enrollments of 67,400, an increase of 7.8%. The actual number was 68,700, a 9.9% increase. The Company had an additional 1,100 New Degreed Enrollments in its bachelor’s program and 200 in its master’s program which were not included in the previously reported total.

	Q1 2008	Q2 2008
Revenues (in thousands)
Degree Seeking Gross Revenues (1)	$773,114	$692,355
Less: Discounts and Refunds	(35,083)	(41,463)

Degree Seeking Net Revenues (1)	738,031	650,892
Single Course/ Continuing Ed Revenues (1)	5,038	5,322
Other (2)	37,605	37,429

	$780,674	$693,643

Revenue by Degree Type (in thousands) (1)
Associates	$218,642	$204,050
Bachelors	360,324	315,127
Masters	179,414	158,649
Doctoral	14,734	14,529
Less: Discounts and Refunds	(35,083)	(41,463)

	$738,031	$650,892

Degreed Enrollment (1) (3)
Associates	114,300	121,200
Bachelors	137,800	136,400
Masters	67,300	67,000
Doctoral	5,600	5,600

	325,000	330,200

Degree Seeking Gross Revenues per Degreed Enrollment
Associates	$1,913	$1,684
Bachelors	2,615	2,310
Masters	2,666	2,368
Doctoral	2,631	2,594
All degrees (after discounts and refunds)	2,271	1,971

New Degreed Enrollments (1) (4)
Associates	33,700	31,100
Bachelors	21,800	21,500
Masters	12,400	11,800
Doctoral	800	600

	68,700	65,000

(1)	Represents information for UPX and Axia College only.

(2)	Represents revenues from IPD, CFP, WIU (excluding Axia College which is included in (1) ), Insight Schools and other.

(3)	Represents individual students enrolled in degree programs who attended a course during the quarter and did not graduate as of the end of the quarter (includes UPX students and Axia students enrolled in UPX or WIU) (rounded to hundreds).

(4)	Represents any student who is a new student to UPX or Axia and starts a program in the quarter, any student who graduated from one UPX or Axia degree program and started a new UPX degree program in the quarter (for example, a graduate of the Axia associate’s degree program returns for a UPX bachelor’s degree program or a graduate of a UPX bachelor’s degree program returns for a UPX master’s degree program), as well as any student who has been out of attendance for greater than 12 months and returns to a UPX or Axia program in the quarter (rounded to hundreds).

Unaudited Balance Sheet
As of February 29, 2008, the Company’s cash, cash equivalents, and marketable securities, excluding restricted cash, totaled $536.9 million as compared to $392.7 million as of August 31, 2007. Also excluded from this balance at February 29, 2008, is $95.0 million of cash held as collateralization for a bond posted by the Company in connection with the securities class action verdict.
At February 29, 2008, accounts receivable declined to $160.5 million from $190.9 million at August 31, 2007, resulting in days sales outstanding (“DSO”) declining to 30 days for the second quarter as compared to 37 days in the second quarter of 2007, and from 38 days at August 31, 2007. The decrease in DSO year-over-year and since August 31, 2007, is primarily due to improvements in the Company’s processing time for the receipt of student financial aid, the write-off of approximately $38 million in previously reserved uncollectible accounts receivable during the quarter, and the seasonality the Company experienced in its second quarter. As a result of this seasonality, DSO may increase in the third quarter.
Deferred tax assets increased by $78.7 million to $209.6 million at February 29, 2008, from $131.0 million at August 31, 2007, mainly due to the accounting for the tax effects of the litigation charge described above.
Deferred revenue at February 29, 2008, increased to $174.4 million from $167.3 million at August 31, 2007, and increased from $146.8 million at February 28, 2007. The increase from the prior year quarter is principally due to increased student enrollment and volume.
Unaudited First Six Months of Fiscal 2008 Results of Operations
Consolidated revenues for the six months ended February 29, 2008, were $1.5 billion, a 15.5% increase over the first six months of fiscal 2007. Average Degreed Enrollment grew by 11.0% for the six months ended February 29, 2008 as compared to the six months ended February 28, 2007.
The Company reported net income of $107.8 million, or $0.63 per share, (169.9 million weighted average diluted shares outstanding), compared to $174.2 million, or $1.00 per share, (174.5 million weighted average diluted shares outstanding) for the six months ended February 29, 2008, and February 28, 2007, respectively.
Before giving effect to the litigation charge of $168.4 million in the six months ended February 29, 2008, and to special items related to the stock option investigation and restatement costs of $7.7 million and share-based compensation of $12.1 million that was associated with stock option modifications in the six months ended February 28, 2007, net income was $210.1 million, or $1.24 per share (169.9 million weighted average diluted shares outstanding) in the first six months of fiscal 2008, as compared to net income of $186.3 million, or $1.07 per share (174.5 million weighted average diluted shares outstanding) in the first six months of fiscal 2007. Excluding the litigation charge of $168.4 million, and total share-based compensation of $35.0 million in the first six months of fiscal 2008 and share-based compensation expense and special items of $39.6 million in the first six months of fiscal 2007, net income would have been $231.4 million, or $1.36 per share (169.9 million weighted average diluted shares outstanding) in the first six months of fiscal 2008, as compared to net income of $198.4 million, or $1.14 per share (174.5 million weighted average diluted shares outstanding) in the first six months of fiscal 2007. (See the reconciliation of GAAP financial information to non-GAAP financial information in the tables section of this press release.)

Conference Call Information
The Company will hold a conference call to discuss these earnings results at 5:00 PM Eastern, 2:00 PM Phoenix time, today, Thursday, March 27, 2008. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 38038119. A live webcast of this event may be accessed by visiting the Company’s website at www.apollogrp.edu. A replay of the call will be available on the website or at (706) 645-9291 (conf. ID # 38038119) until April 4, 2008.
About Apollo Group, Inc.
Apollo Group, Inc. has been an education provider for more than 30 years, providing academic access and opportunity to students through its University of Phoenix, Institute for Professional Development, College for Financial Planning, Western International University, Insight Schools and Apollo Global. It also owns Aptimus, a provider of innovative digital media solutions. The Company’s distinctive educational programs and services are provided at the high school, college and graduate levels in 40 states and the District of Columbia; Puerto Rico; Alberta and British Columbia, Canada; Mexico; and the Netherlands; as well as online; throughout the world (number of states is as of February 29, 2008).
For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollogrp.edu.
Forward-Looking Safe Harbor
Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, degreed enrollment and new degreed enrollment, and overall future prospects, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors.  For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.
-Tables to Follow-

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	February 29,	August 31,
($ in thousands)	2008	2007
Assets:
Current assets
Cash and cash equivalents	$411,970	$339,319
Restricted cash	359,515	296,469
Marketable securities, current portion	30,879	31,278
Accounts receivable, net	160,478	190,912
Deferred tax assets, current portion	47,736	50,885
Prepaid taxes	42,943	—
Other current assets	20,621	16,515

Total current assets	1,074,142	925,378
Property and equipment, net	389,801	364,207
Restricted cash for bond collateralization	95,000	—
Marketable securities, less current portion	94,014	22,084
Goodwill	66,773	29,633
Deferred tax assets, less current portion	161,890	80,077
Other assets	36,072	28,484

Total assets	$1,917,692	$1,449,863

Liabilities and Shareholders’ Equity:
Current liabilities
Accounts payable	$42,299	$80,729
Accrued liabilities	119,098	103,651
Current portion of long-term liabilities	20,950	21,093
Income taxes payable	—	43,351
Student deposits	388,463	328,008
Current portion of deferred revenue	174,210	167,003

Total current liabilities	745,020	743,835
Deferred revenue, less current portion	230	295
Long-term liabilities, less current portion	286,995	71,893

Total liabilities	1,032,245	816,023

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value	—	—
Apollo Group Class A nonvoting common stock, no par value	103	103
Apollo Group Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Group Class A treasury stock, at cost	(1,332,543)	(1,461,368)
Retained earnings	2,219,696	2,096,385
Accumulated other comprehensive loss	(1,810)	(1,281)

Total shareholders’ equity	885,447	633,840

Total liabilities and shareholders’ equity	$1,917,692	$1,449,863

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
(in thousands, except per share data)	2008	2007	2008	2007
Revenues:
Tuition and other, net	$693,643	$608,693	$1,474,317	$1,276,479

Costs and expenses:
Instructional costs and services	327,723	294,439	661,011	589,194
Selling and promotional	201,705	166,940	378,614	322,375
General and administrative	55,011	55,514	106,292	93,129
Estimated securities litigation loss	168,400	—	168,400	—

Total costs and expenses	752,839	516,893	1,314,317	1,004,698

Income (loss) from operations	(59,196)	91,800	160,000	271,781
Interest income and other, net	8,059	6,978	17,708	13,410

Income (loss) before income taxes	(51,137)	98,778	177,708	285,191
Provision for (benefit from) income taxes	(19,098)	38,440	69,882	110,979

Net income (loss)	$(32,039)	$60,338	$107,826	$174,212

Earnings (loss) per share:

Basic income (loss) per share	$(0.19)	$0.35	$0.64	$1.01

Diluted income (loss) per share	$(0.19)	$0.35	$0.63	$1.00

Basic weighted average shares outstanding	168,005	173,185	167,521	173,153

Diluted weighted average shares outstanding	168,005	174,624	169,876	174,543

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	February 29,	February 28,
($ in thousands)	2008	2007
Cash flows provided by (used in) operating activities:
Net income	$107,826	$174,212
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	35,030	31,879
Excess tax benefits from share-based compensation	(17,674)	(1,064)
Depreciation and amortization	37,511	35,650
Amortization of deferred gain on sale-leaseback	(893)	(861)
Amortization of marketable securities discount and premium, net	34	109
Provision for uncollectible accounts receivable	58,986	49,304
Estimated securities litigation loss	168,400	—
Deferred income taxes	(71,977)	(22,577)
Changes in assets and liabilities excluding the impact of acquisitions:
Accounts receivable	(26,288)	(84,516)
Other assets	(6,199)	(2,275)
Accounts payable and accrued liabilities	(21,072)	(5,312)
Income taxes payable	(20,796)	(13,898)
Student deposits	60,455	24,829
Deferred revenue	7,111	10,494
Other liabilities	(986)	(2,227)

Net cash provided by operating activities	309,468	193,747

Cash flows provided by (used in) investing activities:
Additions to property and equipment	(48,190)	(26,828)
Additions to land and buildings related to new headquarters	(7,788)	(23,385)
Acquisitions, net of cash acquired	(47,055)	(15,079)
Purchase of marketable securities including auction-rate securities	(875,205)	(545,475)
Maturities of marketable securities including auction-rate securities	803,640	571,816
Collateralization of bond posted for securities litigation matter	(95,000)	—
Increase in restricted cash	(63,046)	(45,542)

Net cash used in investing activities	(332,644)	(84,493)

Cash flows provided by (used in) financing activities:
Issuance of Apollo Group Class A common stock	79,023	4,454
Excess tax benefits from share-based compensation	17,674	1,064

Net cash provided by financing activities	96,697	5,518

Effect of currency exchange gain (loss) on cash and cash equivalents	(870)	258

Net increase in cash and cash equivalents	72,651	115,030
Cash and cash equivalents, beginning of period	339,319	309,058

Cash and cash equivalents, end of period	$411,970	$424,088

Supplemental disclosure of non-cash investing and financing activities
Credits received for tenant improvements	$6,000	$2,368
Purchases of property and equipment included in accounts payable	$4,614	$3,168
Settlement of liability-classified awards through the issuance of treasury stock	$16,340	$—

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
(Unaudited)

			% of Revenues
	Three Months Ended		Three Months Ended
Instructional costs and services	February 29,	February 28,	February 29,	February 28,	% Change
($ in millions)	2008	2007	2008	2007	2008 vs. 2007
Employee compensation and related expenses	$119.7	$105.1	17.3%	17.3%	13.9%
Faculty compensation	60.1	53.5	8.7%	8.8%	12.3%
Classroom lease expenses and depreciation	52.8	50.9	7.6%	8.4%	3.7%
Other instructional costs and services	42.6	40.2	6.0%	6.6%	6.0%
Bad debt expense	26.6	26.2	3.8%	4.3%	1.5%
Financial aid processing costs	19.2	14.5	2.8%	2.4%	32.4%
Share-based compensation	6.7	4.0	1.0%	0.6%	67.5%

Instructional costs and services	$327.7	$294.4	47.2%	48.4%	11.3%

			% of Revenues
	Three Months Ended		Three Months Ended
Selling and promotional expenses	February 29,	February 28,	February 29,	February 28,	% Change
($ in millions)	2008	2007	2008	2007	2008 vs. 2007
Enrollment counselors’ compensation and related expenses	$96.1	$79.2	13.9%	13.0%	21.3%
Advertising	81.1	72.2	11.7%	11.9%	12.3%
Other selling and promotional expenses	23.2	14.5	3.3%	2.3%	60.0%
Share-based compensation	1.3	1.0	0.2%	0.2%	30.0%

Selling and promotional expenses	$201.7	$166.9	29.1%	27.4%	20.9%

			% of Revenues
	Three Months Ended		Three Months Ended
General and administrative expenses	February 29,	February 28,	February 29,	February 28,	% Change
($ in millions)	2008	2007	2008	2007	2008 vs. 2007
Employee compensation and related expenses	$22.9	$16.5	3.3%	2.7%	38.8%
Share-based compensation	12.1	16.8	1.7%	2.8%	-28.0%
Legal, audit, and corporate insurance	4.5	3.1	0.6%	0.5%	45.2%
Administrative space and depreciation	5.9	5.3	0.9%	0.9%	11.3%
Other general and administrative expenses	9.6	13.9	1.4%	2.2%	-30.9%

General and administrative expenses	$55.0	$55.6	7.9%	9.1%	-1.1%

     The following special items are included in general and administrative expenses:

	Three Months Ended
	February 29,	February 28,
($ in millions)	2008	2007	Line item included in above
Stock option modifications	$—	$12.1	Share-based compensation
Stock option investigation/ financial statement restatement	—	5.7	Other general and administrative expenses

Subtotal	$—	$17.8

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
(Unaudited)

			% of Revenues
	Six Months Ended		Six Months Ended
Instructional costs and services	February 29,	February 28,	February 29,	February 28,	% Change
($ in millions)	2008	2007	2008	2007	2008 vs. 2007
Employee compensation and related expenses	$233.5	$209.1	15.8%	16.4%	11.7%
Faculty compensation	125.8	111.0	8.5%	8.7%	13.3%
Classroom lease expenses and depreciation	104.8	101.9	7.1%	8.0%	2.8%
Other instructional costs and services	87.3	80.8	6.0%	6.3%	8.0%
Bad debt expense	59.0	49.3	4.0%	3.9%	19.7%
Financial aid processing costs	38.8	29.2	2.6%	2.3%	32.9%
Share-based compensation	11.8	7.9	0.8%	0.6%	49.4%

Instructional costs and services	$661.0	$589.2	44.8%	46.2%	12.2%

			% of Revenues
	Six Months Ended		Six Months Ended
Selling and promotional expenses	February 29,	February 28,	February 29,	February 28,	% Change
($ in millions)	2008	2007	2008	2007	2008 vs. 2007
Enrollment counselors’ compensation and related expenses	$185.1	$154.9	12.6%	12.1%	19.5%
Advertising	152.2	137.5	10.3%	10.8%	10.7%
Other selling and promotional expenses	39.3	27.9	2.7%	2.2%	40.9%
Share-based compensation	2.0	2.1	0.1%	0.2%	-4.8%

Selling and promotional expenses	$378.6	$322.4	25.7%	25.3%	17.4%

			% of Revenues
	Six Months Ended		Six Months Ended
General and administrative expenses	February 29,	February 28,	February 29,	February 28,	% Change
($ in millions)	2008	2007	2008	2007	2008 vs. 2007
Employee compensation and related expenses	$42.8	$31.8	2.9%	2.5%	34.6%
Share-based compensation	21.2	22.0	1.4%	1.7%	-3.6%
Legal, audit, and corporate insurance	10.2	6.0	0.7%	0.5%	70.0%
Administrative space and depreciation	11.8	10.4	0.8%	0.8%	13.5%
Other general and administrative expenses	20.3	22.9	1.4%	1.7%	-11.4%

General and administrative expenses	$106.3	$93.1	7.2%	7.2%	14.2%

     The following special items are included in general and administrative expenses:

	Six Months Ended
	February 29,	February 28,
($ in millions)	2008	2007	Line item included in above
Stock option modifications	$—	$12.1	Share-based compensation
Stock option investigation/ financial statement restatement	—	7.7	Other general and administrative expenses

Subtotal	$—	$19.8

Reconciliation of GAAP financial information to non-GAAP financial information

	Three Months Ended			Six Months Ended
	February 29,	February 28,		February 29,		February 28,
(in millions, except per share amounts)	2008	2007		2008		2007
Net income (loss) as reported	$(32.0)	$60.3		$107.8		$174.2

Reconciling items:
Former employee fair value adjustments for stock options	—	12.1	(2)	—		12.1	(2)
Option investigation and restatement costs	—	5.7	(3)	—		7.7	(3)
Estimated securities litigation loss	168.4 (1)	—		168.4	(1)	—

	168.4	17.8		168.4		19.8
Less: tax effects	(66.1)	(6.9)		(66.1)		(7.7)

	102.3	10.9		102.3		12.1

Net income adjusted to exclude special items	$70.3	$71.2		$210.1		$186.3

Diluted income per share adjusted to exclude special items	$0.41	$0.41		$1.24		$1.07

Net income (loss) as reported	$(32.0)	$60.3		$107.8		$174.2

Reconciling items:
Share-based compensation	20.1	21.7		35.0		31.9
Option investigation and restatement costs	—	5.7	(3)	—		7.7	(3)
Estimated securities litigation loss	168.4 (1)	—		168.4	(1)	—

	188.5	27.4		203.4		39.6
Less: tax effects	(73.9)	(10.7)		(79.8)		(15.4)

	114.6	16.7		123.6		24.2

Net income adjusted to exclude share-based compensation expense and special items	$82.6	$77.0		$231.4		$198.4

Diluted income per share adjusted to exclude share-based compensation expense and special items	$0.48	$0.44		$1.36		$1.14

Diluted weighted average shares outstanding (4)	170.5	174.6		169.9		174.5

(1)	The $168.4 million charge for the three and six months ended February 29, 2008, represents the estimated securities litigation loss.

(2)	The three and six months ended February 28, 2007 include $12.1 million in former employee fair value adjustments for stock options, which is included in share-based compensation.

(3)	The $5.7 million and $7.7 million charges for the three and six months ended February 28, 2007, respectively, represent costs related to the stock option investigation and restatement.

(4)	Diluted weighted average shares outstanding for the second quarter of 2008 include the dilutive effects of 2,334,000 stock options and 162,000 restricted stock units that are not reflected in the comparable number on an as reported (GAAP) basis due to their antidilutive effect on the Company’s net loss.

Investor Relations Contacts:
Allyson Pooley ~ (312) 660-2025 ~ allyson.pooley@apollogrp.edu / Janess Pasinski ~ (602) 557-1719 ~
janess.pasinski@apollogrp.edu
Media Contact:
Alanna Vitucci ~ (480) 557-3901 ~ Alanna.Vitucci@apollogrp.edu